EXHIBIT 32.1


                        CERTIFICATION PURSUANT TO
                         18 U.S.C. SECTION 1350,
                         AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Centracan Incorporated, a Florida corporation (the "Company") on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jerome Goubeaux, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information  contained   in  the  Report  fairly presents, in all
           material respects, the financial condition and result of operations of the Company.

A   signed   original   of   this written statement  required by Section 906 has
been provided to the Company, and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


/s/Jerome Goubeaux
--------------------------
Jerome Goubeaux
Chief Executive Officer
May 29, 2008